INDEX TO EXHIBITS


1.   Articles of Incorporation of Registrant*
2.   Bylaws of Registrant*
3.   Not Applicable
4.   Specimen Stock Certificate for Class A Common Stock*
5. Investment Advisory Agreement between Light Index Investment Company and Light Index Fund, Inc.**
6. Distribution Agreement between First Data Distributors, Inc. and Light Index Fund, Inc.**
7.   Not Applicable
8. Custodian Servicing Agreement between Light Index Fund, Inc. and Firstar Trust Company*
9.1  Fund Administration Servicing Agreement between Light Index Fund, Inc.
     and Firstar Trust Company*
9.2 Fund Accounting Servicing Agreement between Light Index Fund, Inc. and Firstar Trust Company*
9.3 Fulfillment Servicing Agreement between Light Index Fund, Inc. and Firstar Trust Company, Light Index Investment Company and First Data Distributors, Inc.*
9.4  Transfer Agent Servicing Agreement*
10.  Opinion and consent of Counsel*
11.  Consent of Independent Accountants***
12.  Not Applicable
13.  Form of Subscription Agreement**
14.  Individual Retirement Custodial Account**
15.  Distribution Plan**
16.  Not Applicable
17.  Financial Data Schedule***
18.  Not Applicable
19.  Powers-of-Attorney*

* Filed herewith.
** To be filed by supplement.
***To be filed by supplement when financial information is filed supplementally.



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